        American Century Capital Portfolios, Inc.
AMENDMENT NO. 3 TO AMENDED AND RESTATED
MASTER DISTRIBUTION AND INDIVIDUAL
SHAREHOLDER SERVICES PLAN

A Class

    THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 10th day of December, 2020, by AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. (the “Issuer”).

    WHEREAS, the Issuer is party to a certain Amended and Restated Master Distribution and Individual Shareholder Services Plan dated October 31, 2011, and amended effective May 1, 2015 and April 1, 2019 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the Large Company Value Fund to Focused Large Cap Value Fund.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.
IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

    By: /s/ Charles A. Etherington
    Charles A. Etherington
    Senior Vice President

SCHEDULE A

    Funds Offering A Class Shares

Funds	Date Plan Effective
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
Focused Large Cap Value Fund	July 30, 1999*
Value Fund	September 3, 1996**
Equity Income Fund	September 4, 2007
Real Estate Fund	September 4, 2007
Small Cap Value Fund	June 30, 1998***
Mid Cap Value Fund	August 1, 2004***
Global Real Estate Fund	April 28, 2011
AC Alternatives Market Neutral Value Fund	October 31, 2011
AC Alternatives Income Fund	May 1, 2015

* Originally Advisor Class became A Class on December 3, 2007.
** Originally Advisor Class became A Class on September 4, 2007.
*** Originally Advisor Class became A Class on March 1, 2010.

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